Exhibit 23.1

Auditors’ Consent

We consent to the incorporation by reference in the following Registration Statements of ATS Medical, Inc. (the “Company”) and each related Prospectus of our Auditors’ Report dated December 3, 2009, with respect to the Statement of Assets Acquired and Liabilities Assumed of the Surgical Business of CryoCath Technologies Inc. as at September 30, 2006, and the Statement of Sales and Direct Operating Expenses for the year ended September 30, 2006 included in the Form 8-K/A of ATS Medical, Inc. dated December 4, 2009.

Form Description

Form S-8 1998 Employee Stock Purchase Plan (No. 333-138147)
Form S-8 1987 Stock Option and Stock Award Plan of ATS Medical, Inc. (formerly Helix Biocore, Inc.) (No. 333-49985)
Form S-3 Registration Statement pertaining to 4,400,000 shares of ATS Medical, Inc. (No. 333-108150)
Form S-3 Registration Statement pertaining to 2,727,273 shares of ATS Medical, Inc. common stock (No. 333-43360)
Form S-3 Registration Statement pertaining to 1,100,000 shares of ATS Medical, Inc. common stock (No. 333-39288)
Form S-3 Registration Statement pertaining to 3,687,183 shares of ATS Medical, Inc. common stock (No. 333-117331)
Form S-3 Registration Statement pertaining to $22,400,000 6% Convertible Senior Notes due 2025, warrants to purchase 1,344,000 shares of its common stock and 7,011,200 shares of its common stock issuable upon conversion of the Notes and cash exercise of the warrants (No. 333-129521)
Form S-8 Registration Statement pertaining to 2,113,000 shares of ATS Medical, Inc. common stock (No. 333-125795)
Form S-8 Registration Statement pertaining to 1,516,000 options (No. 333-117332)
Form S-4 Registration Statement pertaining to 19,000,000 shares of ATS Medical, Inc. common stock (No. 333-133341)
Form S-3 Registration Statement pertaining to 11,375,000 shares of ATS Medical, Inc. common stock (No. 333-141666)
Form S-3 Registration Statement pertaining to 11,760,000 shares of ATS Medical, Inc. common stock (No. 333-144925).
Form S-8 Registration Statement pertaining to 3,105,000 options (No. 333-107560)
Form S-8 Registration Statement pertaining to 6,000,000 shares under 2000 Stock Incentive Plan (No. 333-154930)
Form S-3 Registration Statement pertaining to 11,063,831 shares (No. 333-156769)
Form S-3 Registration Statement pertaining to $100 million shelf (No. 333-158756)

Montréal, Canada December 3, 2009	/s/ ERNST & YOUNG LLP Chartered Accountants